EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Concord Camera Corp.
Hollywood, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-42552 as amended to date, and on the Forms S-8 listed below of Concord Camera Corp. of our report dated September 26, 2007, relating to the consolidated financial statements and financial statement schedule of Concord Camera Corp., which appears in this Form 10-K.

                       Pertaining to the
                       Concord Camera Corp.
Form S-8 No.           Stock Option Plan for:
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333-80767              Concord Camera Corp. Incentive Plan
333-80705              Urs W. Stampfli
333-74754              Concord Camera Corp. Incentive Plan
333-31204              Dominic Lai
333-81726              Gerald J. Angeli
333-81766              Patrick Lam Chi Kong
333-81762              Rita Occhionero
333-81760              Alberto Pineres
333-81724              Ralph Sutcliffe
333-102976             Jy Chi George Yu
333-102981             Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978             Concord Camera Corp. 2002 Incentive Plan for Non-Officer
                          Employees, New Recruits and Consultants

                                                    /s/ BDO Seidman, LLP
                                                    ----------------------------
                                                    Certified Public Accountants

Miami, Florida
September 26, 2007


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